EXHIBIT 99.1
President’s Report

2008 Hard Spots
Large unit outages
Continuing drought
Coal prices increased
Rates increased due to high fuel costs
Market turmoil

3
2008 Drought Impacts
Replacement Power Costs
$569 M
$465 M

2008 Hard Spots
Large unit outages
Continuing drought
Coal prices increased
Rates increased due to high fuel costs
Market turmoil

140%
120%
100%
80%
60%
40%
20%
0%
-20%
Jan
Feb
Mar
Apr
May
Jun
Jul
Aug
Sep
Oct
Natural Gas
Crude Oil
Composite Coal

Fuel Prices

2008 Hard Spots
Large unit outages
Continuing drought
Coal prices increased
Rates increased due to high fuel costs
Market turmoil

2008 Hard Spots
Large unit outages
Continuing drought
Coal prices increased
Rates increased due to high fuel costs
Market turmoil

Cumulative S&P 500 Return
5%
0%
-5%
-10%
-15%
-20%
-25%
-30%
-35%
-40%
-45%
1
5
9
13
17
21
25
29
33
37
41
45
49
53
57
61
65
69
73
77

Market Turmoil
Number of Months from Inception of Crisis to Full Recovery
Past Stock Market Declines (S&P 500 Index)
Courtesy of Cliffwater, LLC
October 1987 Crash
2000-02 Internet Bubble
2007-08 Credit Crisis
1973-74 Bear Market
-46%
2007-2008 crisis S&P 500 return depicted is from October 9, 2007 (prior peak) through October 27, 2008

2008 Highlights
TVA turned 75!
Best safety record in 5 years
Browns Ferry 2 completed a 393-day run
Browns Ferry 1 had a 268 day continuous run and saved
customers $800 million
4 nuclear units were at full power more than 300 days
Bull Run scrubber is 98% complete (in service in 2009)
Kingston scrubber is 78% complete (in service in 2010)

2008 Highlights
Record runs for smaller coal plants:
 • Five sites set records for all units
 • 12 units set individual records
 •  2 records are still in progress
99.999% reliable power delivery for 9th year
Purchase agreement for Chattanooga Office
Issued TVA Environmental Policy
Strong economic development

National Theatre for Children
For Great Activities, Go to www.playworks.com
THE ENERGIZED GUYZ
EG
OPEN
OPEN YOUR EYES, BE ENERGY WISE!
SHHH!
TVA
and your local power company

Open
Your Eyes -
Be
Energy

Energy Education
Photos courtesy of The Carthaginian

Performance Metrics

Normal
Actual
Inches
50
40
30
20
10
0
Rainfall
Runoff

Rainfall and Runoff
76%
47%
(Eastern Valley)
Fiscal Year 2008 Results

100
75
50
25
0
Thousands of Gigawatt -hours
Plan
Actual
Hydro
Coal
Nuclear
Gas
Purchases

Generation
Fiscal Year 2008 Results
56%
98%
97%
379%
116%
 Totals
Plan  185.6
Actual  179.8
 97% of Normal

Thousands of Gigawatt -hours
150
100
50
0
Plan
Actual
Distributor
Industrial
Other

Power Sales
Fiscal Year 2008 Results
97%
104%
97%
 Totals
Plan  179.4
Actual  176.3
 98% of Normal

Plan
Actual
$ Billion
10
5
0
Revenue
Total Expenses

Financials
Fiscal Year 2008 Results
102%
103%

Plan
Actual
$ Billion
3
2
1
0
Fuel
Purchased Power
O&M
Fixed Costs

Financials
Fiscal Year 2008 Results
108%
104%
96%
102%

TXU 158
Reliant 142
Progress Florida 138
Alabama Power 129
Entergy Louisiana 125
Duke Energy Ohio 121
Entergy Gulf States 119
Florida Power & Light 119
So Carolina Elec & Gas 114
Progress Carolinas (NC) 113
Entergy Mississippi 110
Columbus Southern 109
Average TVA Distributor 106
Georgia Power 100
Ohio Power 89
Kentucky Utilities 81
Louisville Gas & Electric 79
$0
$20
$40
$60
$80
$100
$120
$140
$160
Current Rates
Proposed/Pending
Oct 1 Rate Increase

Monthly Bill Comparisons
18
 ■ Includes customer charges, but excludes taxes
 ■ Annual averages calculated for those with seasonal rates
1,000 kWh per Month Residential Service

Market Price Comparisons
Natural Gas
$0
$5
$10
$15
Oct-08
Nov-08
Dec-08
$/mmBtu
$0
$10
$20
$30
$40
Oct-08
Nov-08
Dec-08
$/mmBtu
$0
$20
$40
$60
$80
$100
Oct-08
Nov-08
Dec-08
$/MWh
$0
$20
$40
$60
$80
Oct-08
Nov-08
Dec-08
$/ton
Aug
Oct
10/23/2008
Composite Coal
Fuel Oil
Electricity